EXHIBIT 99.1
Fannie Mae Debt Outstanding

Debt Outstanding ($ in millions)	12/31/2002	12/31/2003	12/31/2004	06/30/2005
Discount Notes	$134,312	$137,528	$143,455	$81,972
Benchmark Bills	156,750	191,315	157,501	123,750
FX Disount Notes	—	1,540	7,630	5,684
Other Short Term	12,735	15,622	11,737	7,224

Total Short Term	$303,797	$346,005	$320,323	$218,630
Short term debt average maturity (in days)	76	100	61	68

Benchmark Notes & Bonds	$287,418	$282,602	$267,091	$268,881
Callable Benchmark Notes	33,750	44,250	31,250	26,500
Subordinated Benchmark Notes	8,500	12,500	12,500	12,500
Final Maturity Amortizing Notes	—	—	750	1,958
Other Callable & Noncallable Notes & Bonds	211,063	270,800	312,724	310,678

Total Long Term	$540,731	$610,152	$624,315	$620,517
Long term debt average maturity (in months)	58	54	47	47

Total Debt Outstanding	$844,528	$956,157	$944,638	$839,147
Total debt average maturity (in months)	40	36	32	35
Notes:
Other Short Term includes coupon bearing short term notes, dollar rolls, o/n Fed funds, Benchmark repos, investment agreements, and LIP security lending.
Other Callable & Noncallable Notes & Bonds includes all long-term nonBenchmark Securities such as globals, zero-coupon securities, medium-term notes, and other long term securities.
Amounts reflect redemption value, which excludes the effect of currency adjustments, debt basis adjustments, and amortization of discounts, premiums, issuance costs, and hedging results.